Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 9, 2007, except for Notes 2, 4 and 16 to the consolidated financial statements, as to which the date is August 6, 2007, relating to the consolidated financial statements and financial statement schedule for the years ended December 31, 2005 and 2006, which appear in PlanetOut Inc.’s Current Report on Form 8-K dated August 6, 2007. We also consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 9, 2007 on management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of PlanetOut Inc., included in its Annual Report on Form 10-K for the year ended December 31, 2006. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ Stonefield Josephson, Inc.
San Francisco, California
August 8, 2007